COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

FOR

NOVEL RESERVE CELL TECHNOLOGIES and

HIGH SENSITIVITY MAGNETOMETER TECHNOLOGY

BETWEEN

MPHASE TECHNOLOGIES, INC.

150 CLOVE ROAD

LITTLE FALLS, NEW JERSEY   07424

AND

U.S. ARMY ARMAMENT RESEARCH, DEVELOPMENT AND ENGINEERING CENTER

PICATINNY, NJ   07806-5000

mPhase Technologies Inc

Victor Lifton
Principal Investigator
908-582-3105

U.S. ARMY ARMAMENT RESEARCH, DEVELOPMENT AND ENGINEERING CENTER:

Mr. Tim Ryan

Mr. John Moran

Office of Research and Technology Applications

Legal Counsel

(973) 724-7953

(973) 724-6590

Mr. Carlos M. Pereira and
Mr. Preston Haney
Co-Principal Investigators
(973) 724-1542 / 9764

The purpose of this AGREEMENT is to establish a cooperative effort between the U.S. Army Armament Research, Development and Engineering Center (ARDEC) and mPhase Technologies, Inc. (MPHASE) in order to develop power source and sensor technology for munitions guidance and control. This work falls within the mission of ARDEC.

NTIS Category: 76C -  Navigation & Guidance System Components

Table of Contents

Article 1 Definition
Article 2 Cooperative Researches
Article 3 Reports
Article 4 Financial Obligations
Article 5 Titles to Property
Article 6 Software
Article 7 Inventions and Patents
Article 8 Data and Publication
Article 9 Representations and Warranties
Article 10 Termination
Article 11 Disputes
Article 12 Liabilities
Article 13 Miscellaneous
Article 14 Duration of Agreement and Effective Date
Appendix A Statement of Work
Appendix B Estimate of the Parties Resources

 MPHASE TECHNOLOGIES, INC.
AND
U.S. ARMY ARMAMENT RESEARCH, DEVELOPMENT AND ENGINEERING CENTER
COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

The Parties to this Cooperative Research and Development Agreement (AGREEMENT), authorized under Public Law 99-502, as amended, and Executive Order 12591 (10 April 1987) are mPhase Technologies, Inc. (MPHASE) incorporated in the State of New Jersey and the U.S. Army Armament Research, Development and Engineering Center (ARDEC), a laboratory of the United States Army.

A.

Whereas, MPHASE and ARDEC desire to collaborate in the further advancement of the Technology relating to the design, fabrication and implementation of nanostructure material and devices which has commercial application to power cells and magnetometer sensors and military application to alternative batteries and sensors.

B.

Whereas, the use by MPHASE of ARDEC Technology will benefit the ARDEC mission.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

Article 1. Definitions

As used in this AGREEMENT, the following terms shall have the following meanings and such meanings should be equally applicable to both the singular and plural forms of the terms defined

1.1

"Agreement" means this Cooperative Research and Development Agreement (CRADA).

1.2

"Invention" means any invention or discovery which is or may be patentable under Title 35 of the United States Code or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 7321 et  seq.).

1.3

"Made" in relation to any invention means the conception or first actual reduction to practice of such invention.

1.4

"Proprietary Information" means information that embodies trade secrets developed at private expense prior to or independent of this AGREEMENT, or information which is confidential business or financial information provided that such information:

(i) is not generally known or available from other sources without obligations concerning its confidentiality;

(ii) has not been made available by the owners to others without obligation concerning its confidentiality; and

(iii) is not already available to the Government without obligation concerning its confidentiality.

1.5

"Subject Data" means all recorded information first produced in the performance of this AGREEMENT.

1.6

"Subject Invention" means any invention made in the performance of work under this AGREEMENT.

1.7

"Subject Software" means all software, software databases or software documentation first produced in the performance of this AGREEMENT.

1.8

"Subject Improvement" means any improvement first produced in the performance of this AGREEMENT.

1.9

“Government License” means non-exclusive, irrevocable, paid-up license to use, practice or have practiced a Subject Invention, Subject Software, or Subject Data throughout the world by or on behalf of the U.S. Government.

1.10

"Final Products" means any product produced for sale by MPHASE or any other duly authorized third party which embodies Subject Data, Subject Software or Subject Invention as defined in 1.5 to 1.8 above or Government owned patent(s) which are licensed to MPHASE by the Government.

1.11     "Nonreleasable ARDEC information" shall mean any information marked by ARDEC as "Nonreleasable ARDEC information."  "Nonreleasable ARDEC information "  may include, but is not limited to: any operational security information (OPSEC), limited distribution information, financial data, advanced procurement information (e.g., future requirements, statements of work, and acquisition strategies), source selection information (e.g., bids before made public, source selection plans, and rankings of proposals), trade secrets and other confidential business information (e.g., confidential business information submitted by a contractor), attorney work product, information protected by the Privacy Act (e.g., social security numbers, home addresses and telephone numbers), and other sensitive information (e.g., program, planning and budgeting system information).

Article 2. Cooperative Research

2.1

Statement of Work. Cooperative research performed under this AGREEMENT shall be performed in accordance with the Statement of Work (SOW) attached hereto as Appendix A. An estimate of the Parties’ resources to be devoted to this effort is attached as Appendix B.  Each party agrees to participate in the cooperative research and to utilize such personnel, resources, facilities, equipment, skills, know-how, and information, as it considers necessary, consistent with its own policies, missions and requirements.  While assigned to this effort, employees of both Parties shall remain employees of their respective employers.

2.2

Review of Work. Periodic conferences shall be held between ARDEC and MPHASE to review the progress of work. It is understood that the nature of this cooperative research is such that completion within the period of performance specified, or within the limits of financial support allocated, cannot be guaranteed.  Accordingly, it is agreed that all cooperative research is to be performed on a best efforts basis.

2.3

Principal Investigation.  ARDEC agrees that its portion of the work will be performed under the supervision of Carlos Pereira and Preston Haney as principal investigators, who have the responsibility for the scientific and technical conduct of this project at ARDEC. The principal investigator for MPHASE is Victor Lifton, who has the responsibility for the scientific and technical conduct of this project at MPHASE.

2.4

Scope Change.  Each party may request changes to the SOW, which shall be made in writing and agreed by both Parties.  Both Parties agree to make a good faith effort to agree on any necessary change to the SOW.

Article 3. Reports

3.1

Final Report. Within 1 month after the completion of work under this AGREEMENT, ARDEC and MPHASE shall together prepare a final written report on the technical progress made and the results obtained, identifying such problems as may have been encountered, and establishing goals and objectives requiring further effort.

      Final Report.  Within 1 month after the completion of work under this AGREEMENT, ARDEC and MPHASE shall together prepare a final written report on the technical progress made and the results obtained, identifying such problems as may have been encountered, and establishing goals and objectives requiring further effort.

3.2

If, however, the work under this AGREEMENT extends beyond one year from the date of this AGREEMENT, ARDEC and MPHASE. shall prepare annual interim reports describing the technical progress made, identifying such problems as may have been encountered, and establishing goals and objectives requiring further effort. The ultimate responsibility for timely completion of said reports shall be ARDEC’s principal investigator.

If, however, the work under this AGREEMENT extends beyond one year from the date of this AGREEMENT, ARDEC and MPHASE. shall prepare annual interim reports describing the technical progress made, identifying such problems as may have been encountered, and establishing goals and objectives requiring further effort.  The ultimate responsibility for timely completion of said reports shall be ARDEC’s principal investigator.

Article 4. Financial Obligation

4.1

No Cost Option.  The performance of research by ARDEC under this AGREEMENT is not conditioned on the payment of a sum certain by the MPHASE.

Article 5. Title to Property

5.1

Equipment.  Title to all equipment acquired prior to or during this AGREEMENT shall remain the property of the party, which purchased the same unless otherwise transferred, in writing.  Any Government Furnished Equipment (GFE) made available to MPHASE under this AGREEMENT shall remain the property of the government and be used solely for the performance of the effort contemplated by this AGREEMENT.  MPHASE shall own co-developed equipment.  Upon completion of research under this AGREEMENT, MPHASE shall be responsible for all costs attendant to the maintenance, removal, storage, and shipping of their equipment to MPHASE.

5.2

Disposal of Toxic or Other Waste.  The responsibility for proper disposal at completion or termination of this AGREEMENT of any equipment or materials that an originating party transfers to the facilities of a receiving party and which constitute hazardous, toxic or other waste shall remain with the originating party.

Article 6.  Software

6.1

Prior Software. The Parties agree that all software, software databases and/or software documentation created prior to this AGREEMENT shall remain the property of the party, which owned or controlled such material prior to execution of this AGREEMENT.

6.2

Reporting. The Parties have no expectation that any “Subject Software” will be created during the term of this AGREEMENT.  If, however, any Subject Software is created during the performance of the AGREEMENT, title shall be held jointly, unless the Parties otherwise agree, in which case a written modification to this AGREEMENT must evidence such accord.

6.3

Limits on Rights to Software.  ARDEC does not own all software resident in its computers that may be used in the course of work under this AGREEMENT, and characteristically is the licensee of such software.  Consequently, in such instances ARDEC will not provide software, nor rights to software to MPHASE.  ARDEC will only demonstrate the software on ARDEC computer systems. It will be the responsibility of MPHASE to obtain the appropriate hardware and software rights to run the Technology developed under this AGREEMENT.  In cases where ARDEC doe not own the software, ARDEC will use best effort to notify MPHASE of who owns the software so MPHASE can try and obtain a license from 3rd party vendor if required.

Article 7. Inventions and Patents

7.1

Prior Patents.  The Parties hereto agree that neither party shall have rights in any invention made by the other before the date of this AGREEMENT, except for those rights provided by law or under specific agreement.   The Parties additionally agree that for this AGREEMENT "Excluded Subjects"  shall mean any invention, technique, device, discovery or procedure, whether or not patentable and whether or not patented, conceived or first actually reduced to practice by MPHASE Technologies, Inc. prior to the date of this Agreement, and all rights and title in and to the foregoing, including the following patents/patent applications relating to the design, fabrication and implementation of nanostructured material know-how are considered prior inventions by MPHASE Technologies, Inc.:

"Method And Apparatus For Variably Controlling The Movement Of A
Liquid On A Nanostructured Surface", Kornblit, Kroupenkine, Mandich,
Schneider, Taylor, Yang, 10/403159, 03/31/2003

"Method And Apparatus For Reducing Friction Between A Fluid And A
Body", Kornblit, Kroupenkine, Mandich, Schneider, Taylor, Weiss, Yang,
10/649285, 08/27/2003

"Reversible Transitions On Dynamically Tunable Nanostructured Or
Microstructured Surfaces", Hodes, Kolodner, Kroupenkine, Lyons, Mandich,
Taylor", 10/674448, 09/30/2003

"Battery Having A Nanostructured Electrode Surface", Kroupenkine,
Taylor, Weiss, 10/716084, 11/18/2003

"Tunable Liquid Microlens with Lubrication Assisted Electrowetting",
Kroupenkine, Yang, 6,545,815, 4/8/03

"Nanostructured Battery Having End of Life Cells", Krupenkine, Lyons,
Simon, 2/20/2004

“Magnetometer Having An Electromechanical Resonator”, Greywall 37, 10/889,977, 07/13/2004

7.2

Reporting.  The Parties shall promptly report to each other any Subject Invention made.

7.3

MPHASE Employee Inventions.  The Parties agree that MPHASE shall have the initial option to retain title to any Subject Invention made only by MPHASE employees.  MPHASE shall promptly notify ARDEC upon making this election and in the event that MPHASE retains title to said Subject Invention, MPHASE agrees to timely file patent applications on such Subject Inventions at its own expense.  MPHASE further agrees to grant to the U.S. Government a Government License.  MPHASE agrees to prepare such a license in a form satisfactory to ARDEC.  MPHASE may release the rights provided for by this paragraph to its employee inventors subject to an ARDEC Government License

7.4

ARDEC Employee Inventions.  The Parties agree that ARDEC, on behalf of the U.S. Government shall have the initial option to retain title to each Subject Invention made only by its employees.  ARDEC shall promptly notify MPHASE upon making this election, and in the event that ARDEC retains title to said Subject Inventions, ARDEC agrees to timely file patent applications thereon at its own expense and agrees to grant to MPHASE a non-exclusive, irrevocable paid-up license to practice such Subject Invention throughout the world.  ARDEC may release the rights provided for by this paragraph to its employee inventors subject to a license in the MPHASE as described above.  (See Exclusive License 7.7)

7.5

Joint Employee Inventions.   The Parties agree that ARDEC, on behalf of the U.S. Government shall have the initial option to retain title to each Subject Invention Made jointly by MPHASE and ARDEC employees.  ARDEC shall promptly notify MPHASE upon making this election and in the event that ARDEC informs MPHASE that it elects to retain title to such joint Subject Invention, MPHASE agrees to assign to ARDEC whatever right, title and interest MPHASE has in and to such joint Subject Invention. ARDEC agrees to timely file patent applications on such Subject Invention at its own expense and agrees to grant to MPHASE a non-exclusive, irrevocable paid-up license to practice such Subject Invention throughout the world.  (See Exclusive License, 7.7)

7.6

Filing of Patent Applications. The party having the right to retain title and file patent applications on a specific Subject Invention must elect to file patent applications thereon and advise the other party within 180 days from the date it reports the Subject Invention to the other party. In the event that the party fails to make such an election and so advise the other party within 180 days from the date it reports the Subject Invention, the other party may elect to file patent applications on such Subject Invention. If the other party elects to file patent applications, the party initially reporting such Subject Invention agrees to assign its rights, title and interest in such Subject Invention to the other party and to cooperate with such other party in the preparation and filing of patent applications thereon. The assignment of the entire right, title and interest to the other party pursuant to this paragraph shall be subject to the retention by the party assigning title of a non-exclusive, irrevocable, paid-up license to practice, or have practiced, the Subject Invention throughout the world. In the event neither of the Parties to this AGREEMENT elect to file a patent application on Subject Invention, either or both (if a joint invention) may, at their sole discretion and subject to reasonable condition, release the right to file to the inventors subject to the retention of a non-exclusive irrevocable, royalty free, paid-up license to be held by MPHASE and ARDEC.

7.7

Exclusive License

7.7.1

Grants. ARDEC shall notify MPHASE of the filing date within 30 days of filing of a patent application.  If requested by MPHASE within 6 months of such application, ARDEC may, on behalf of the Government, subject to applicable regulations and statutes, grant to MPHASE a limited term exclusive license in each U.S. patent application filed by ARDEC covering a Subject Invention, and patents issued thereon.

7.7.2

Exclusive License Terms.  Upon filing of a patent application on a Subject Invention and receipt of a request by MPHASE, ARDEC may grant to MPHASE a limited term exclusive license in a Subject Invention upon rates, terms and conditions acceptable to ARDEC, including an ARDEC share in sublicensing royalties of no less than 33 percent.

7.7.3

If the Parties cannot mutually agree upon reasonable license terms and conditions, ARDEC shall provide to MPHASE an irrevocable, non-exclusive, royalty free, paid up license to practice such an invention.

7.7.4

Extension of Exclusive Licenses. Requests by MPHASE for extensions of a limited term exclusive license may be filed at any time prior to the expiration of the limited term exclusive license already in existence.

7.8

Patent Expenses.  All expenses of the filing of patent applications shall be borne by the party filing the patent application.  Each party shall provide the other party with copies of the patent applications it files on a Subject Invention along with the power to inspect and make copies of all documents retained in the official patent application files by the applicable patent office.

7.9

Maintenance Fees. The fees payable to the U.S. Patent and Trademark Office in order to maintain the patent's enforcement will be payable by the owner of the patent, at that party's option. In the event that ARDEC is the owner of the patent and MPHASE holds an exclusive license in said patent, MPHASE shall pay all maintenance fees for said patent. If MPHASE elects not to pay the maintenance fee, MPHASE must relinquish their exclusive license rights in said patent and must give ARDEC reasonable notification so as to permit ARDEC the option of paying said fee. In the event that MPHASE elects not to pay the maintenance fee and ARDEC elects to exercise its option to pay said fee, MPHASE will retain a non-exclusive, irrevocable paid-up license in said patent.

Article 8. Data and Publication

8.1

The Parties agree that rights in data created prior to this AGREEMENT shall remain with the party creating such data.

8.2

Right of Access.   ARDEC and MPHASE agree to promptly exchange all Subject Data produced in the course of research under this AGREEMENT, whether developed solely by ARDEC, jointly, or solely by MPHASE.  Subject to the provisions of paragraph 8.3, all Subject Data created under this AGREEMENT shall be the property of MPHASE subject however to an ARDEC Government License.

8.3

Proprietary Information.

(i)

If proprietary information is provided by the MPHASE to ARDEC during the course of this AGREEMENT, MPHASE shall place the phrase “mPhase Technologies Proprietary” on each page of information developed prior to or independent of this AGREEMENT.   ARDEC agrees that any such marked Proprietary Information furnished by MPHASE to ARDEC under this AGREEMENT, or in contemplation of this AGREEMENT, shall be used by ARDEC only for the purpose of carrying out this AGREEMENT.  Such marked Proprietary Information shall not be disclosed, copied, reproduced or otherwise made available outside the Government in any form whatsoever without the consent of MPHASE for five years from receipt by the Government except as such information may be subject to disclosure under the Freedom of Information Act (5 U.S. C. 552). ARDEC agrees to use best efforts to protect from unauthorized disclosure said information designated and marked as proprietary.  ARDEC agrees to use best efforts to notify MPHASE in the case that MPHASE Proprietary Information will be released pursuant to the Freedom of Information Act and that MPHASE should have a chance to contest such release.

(ii)

For a period of up to five (5) years after creation of Subject Data that would be a trade secret, commercial and/or financial information that would be privileged or confidential if the information had been obtained solely from a non-Federal party, ARDEC may provide appropriate protection against the dissemination of such information, including exemption from Subchapter II of Chapter 5 of Title 5. (See 15 U.S.C. 3710a(c) (7) (B))   Such protection will be provided upon written request by MPHASE provided that the information has not entered the public domain.  ARDEC does, however, retain a Government License in such data.

(iii)

If ARDEC provides either proprietary data or Nonreleasable ARDEC information to MPHASE during the course of this AGREEMENT, ARDEC may place the phrase "ARDEC Proprietary" or "Nonreleasable ARDEC Information" as appropriate on each page of information developed prior to or independent of this AGREEMENT and plainly mark the data considered proprietary or nonreleasable.  MPHASE agrees that any such marked Proprietary Information or Nonreleasable ARDEC Information furnished by ARDEC to MPHASE under this AGREEMENT, or in contemplation of this AGREEMENT, shall be used by MPHASE only for the purpose of carrying out this AGREEMENT.  Such marked Proprietary Information or Nonreleasable ARDEC Information shall not be disclosed, copied, reproduced or otherwise made available outside MPHASE in any form whatsoever without the prior written consent of ARDEC unless MPHASE is required to do so by court directive, law or regulation otherwise, provided that MPHASE shall notify ARDEC of any such court directive, law or regulation and provide ARDEC the opportunity to, at its own expense, intervene and fight such directive to prohibit such mandated disclosure.

8.4

Release Restrictions.

(i)

ARDEC in reporting on the results of sponsored research may publish Subject Data in technical articles and other documents to the extent it determines to be appropriate, subject to the restrictions in paragraph 8.3 and 8.5; and

(ii)

ARDEC may release such Subject Data, subject to 8.3 above, where such release is required pursuant to a request under the Freedom of Information Act (5 U.S.C. 552); except that such data will not be released to the public if a patent application is to be filed (35 U.S.C. Section 205) until the party having the right to file has had a reasonable time to file.  Neither party shall make any disclosure, which may adversely affect the other party's rights in such data.

8.5

Publication.  ARDEC and MPHASE TECHNOLOGIES, INC. agree that both Parties shall have the right to publish Subject Data in either a report and/or in the open literature with the consent of the other party’s Principal Investigator.  Any such publication will be co-authored as appropriate by both Parties with the decision concerning the principal author dependent upon the content of the proposed publication. Any such publication(s) will require reasonable notice to and consultation among the Parties prior to the publication of Subject Data in order to jointly assure that no Proprietary Information is released and that ample opportunity to file patent applications in a timely manner is available.

Article 9. Representations and Warranties

9.1

Representations and Warranties of ARDEC.  ARDEC hereby represents and warrants to MPHASE. as follows:

9.1.1

Organization. ARDEC is a Federal laboratory of the United States Army and is an Agency of the Government of the United States.

9.1.2

Mission. The performance of the activities specified by this AGREEMENT is consistent with the mission of ARDEC.

9.1.3

Statutory Compliance. Reviews and approvals required by regulations or law have been obtained by ARDEC prior to the execution of this AGREEMENT and the ARDEC official executing this AGREEMENT has the requisite authority to do so.

9.2

Representations and Warranties of MPHASE. MPHASE hereby represents and warrants to ARDEC as follows:

9.2.1

Corporate Organization. mPhase Technologies, Inc., as of the date hereof, is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

9.2.2

Due Authorization. MPHASE has taken all actions required to be taken by law, its Certificate or Articles of Incorporation, its bylaws or otherwise, to authorize the execution and delivery of this AGREEMENT.

9.2.3

No Violation. The execution and delivery of this AGREEMENT does not contravene any material provision of, or constitute a material default under any material agreement binding on MPHASE or any valid order of any court, or any regulatory agency or other body having authority to which MPHASE is subject.

Article 10. Termination

10.1

Termination.  The Parties may elect to terminate this AGREEMENT or portions thereof by mutual consent or by unilateral action at any time by giving the other party written notice, not less than 30 days prior to the desired termination date.  In such event, the Parties will take all actions necessary to promptly settle any post-termination matters which include the return of Propriety Information back to their originating Parties.

Article 11.  Disputes

11.1

Settlement.  MPHASE and ARDEC recognize that disputes arising under this AGREEMENT are best resolved at the local working level by the Parties directly involved.  Any dispute arising under this AGREEMENT which is not disposed of by agreement of the Parties at the working level shall be submitted jointly to the then head of the ARDEC or his designee and the head of MPHASE or his designee for resolution.

Article 12. Liability

12.1

Property. MPHASE will be responsible for damage to ARDEC equipment and facilities by MPHASE employees, agents, and/or business invitees.

12.2

Sponsor's Employees. MPHASE agrees to indemnify and hold harmless the U.S. Government for any loss, claim, damage, or liability of any kind involving an employee of MPHASE arising in connection with this AGREEMENT, except to the extent that such loss, claim, damage or liability arises from the negligence of ARDEC or its employees, as specified in the provisions of the Federal Tort Claims Act.

12.3

No Warranty. Except as specifically stated in Article 9, ARDEC and MPHASE make no express or implied warranty as to any matter whatsoever, including the conditions of the research or any invention or product or data exchanged, whether tangible or intangible, without limitation, made, or developed under this AGREEMENT, or the ownership, merchantability, or fitness for a particular purpose of the research or any invention or product. A clause to this effect shall be included in any reports generated under this AGREEMENT.

12.4

Force Majeure. Neither party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such party, which causes such party to be unable to perform its obligations under this AGREEMENT and which it has been unable to overcome by the exercise of due diligence.  In the event of the occurrence of such Force Majeure event, the party unable to perform shall promptly notify the other party and shall use its best efforts to resume performance as quickly as possible

12.5

Indemnification. MPHASE holds the U.S. Government harmless and indemnifies the Government for all liabilities, demands, damages, expenses and losses arising out of the use by MPHASE, or any party acting on its behalf or under its authorization, of ARDEC's research and technical developments or out of any use, sale or other disposition by MPHASE, or others acting on its behalf or with its authorization, of products made by the use of ARDEC's technical developments. This provision shall survive termination of this AGREEMENT.

Article 13. Miscellaneous

13.1

No Benefits. No member of, or delegate to the United States Congress, or resident commissioner, shall be admitted to any share or part of this AGREEMENT, nor to any benefit that may arise therefrom; but this provision shall not be construed to extend to this AGREEMENT if made with a corporation for its general benefit.

13.2

Governing Law.  For all purposes, the laws applicable to the Government of the United States shall govern the construction, validity, performance and effect of this AGREEMENT.

13.3

Entire Agreement. This AGREEMENT constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes any prior understanding or written or oral agreement relative to said matter.

13.4

Waivers. None of the provisions of this AGREEMENT shall be considered waived by any party hereto unless such waiver is given in writing to all other Parties.

13.5

Severability. The illegality or invalidity of any provisions of this AGREEMENT shall not impair, affect or invalidate the other provisions of this AGREEMENT.

13.6

Amendments.  Any modification to this AGREEMENT shall be in writing, signed by all Parties hereto, and approved as appropriate.

13.7

Assignment.  Neither this AGREEMENT nor any rights or obligations of any party hereunder shall be assigned or otherwise transferred by either party without the prior written consent of the other party except that MPHASE may assign this AGREEMENT to the successors or assignees of a substantial portion of MPHASE business interests to which this AGREEMENT directly pertains.

13.8

Notices. All notices pertaining to or required by this AGREEMENT shall be in writing, signed by an authorized representative and shall be delivered as follows:

If to MPHASE.:

Steve Simon

mPhase Technologies, Inc.

150 Clove Road

Little Falls, New Jersey  07424

If to ARDEC:

Technical Director

Armament Research, Development & Engineering Center

ATTN: AMSRD-AAR-EMB (Tim Ryan)

Picatinny, NJ 07806-5000

Any party may change such address by notice given to the other party in the same manner.

13.9

Independent Contractors.   Neither party shall be an agent of the other, both being independent contractors.

13.10

Use of Name or Endorsements.  Neither party shall use the name of the other party or its employees on any product or service which is directly or indirectly related to this AGREEMENT without the prior approval of the other party except that both Parties are free to publicly announce the existence of this AGREEMENT.  By entering into this AGREEMENT neither party directly or indirectly endorses any product or service provided, or to be provided, by the other party, its successors, assignees, or licensees.

13.11     Compliance with Export Control.  This AGREEMENT is subject to United States laws and regulation controlling the export of technical data; computer software, laboratory prototypes and all other export controlled commodities. These laws include, but are not limited to the Arms Export Control Act and Export Administration Act as they may be amended. All rights granted by this AGREEMENT are contingent upon compliance with these laws and regulations. MPHASE shall not, directly or indirectly, export any export controlled commodities, which are subject to this AGREEMENT, unless the required authorization and/or license is obtained from the required government agency(ies) prior to export.  MPHASE shall notify ARDEC in writing 30 days prior to of its intent to obtain an export license for technologies and/or equipment resulting under this AGREEMENT.  By granting rights in this AGREEMENT, ARDEC does not represent that export authorization or an export license will not be necessary or that such authorization or export license will be granted.

13.12      Manufacture.  The Parties agree that a purpose of this Agreement is to provide substantial benefit to the U.S. economy.  To the extent feasible, the Parties agree to exercise reasonable efforts to manufacture substantially in the United States products embodying intellectual property developed under this Agreement.

13.13

Classified Data:      The Cooperative Work may cover classified national security information and unclassified Military Critical Technology (MCT). All personnel, government and non-government, working with classified material must have an appropriate security clearance and need to know.  Any exchange of classified data with industry shall comply with the National Industrial Security Program Operating Manual, DoD 5200.22-M (April 2006) and the DD-254, DoD Contract Security Classification Specification provided as a separate removable attachment to this CRADA. The MPHASE must also be certified by the Joint Certification Program (JCP) to receive MCT and technical data governed by DoD Directive 5230.25.  This data must be controlled in accordance with the International Trade in Arms Regulations (ITAR).

Article 14. Duration of Agreement and Effective Date

14.1

Duration of Agreement.  In no case will this AGREEMENT extend beyond 3 YEAR(S) from the date of this AGREEMENT, unless it is revised in accordance with Article 13 of this AGREEMENT.  The provisions of Article 3 - "Reports"; Article 5 - "Title to Property";  Article 6 - “Software”; Article 7 - "Inventions and Patents"; Article 8 - "Data and Publications"; Article 12.5 - "Indemnification"; and Article 13.10 - "Use of Name or Endorsements" shall survive the termination of this AGREEMENT.

14.2

Effective Date. The effective date of this AGREEMENT shall be the latest date of execution below.

14.3

Ratification. In the event that the Assistant Secretary of the Army (Research, Development and Acquisition) exercises the authority reserved by paragraph 14.2., MPHASE TECHNOLOGIES, INC. shall have 30 days from notification of the required modification to ratify the modifications or terminate the AGREEMENT.

IN WITNESS WHEREOF: the Parties have caused this AGREEMENT to be executed by their duly authorized representative as follows:

FOR mPhase Technologies, Inc.:

By:	Date:
(signature)

Name:

Ronald Durando

Title:  CEO

150 Clove Road

Little Falls, New Jersey  07424

I, Ronald A. Durando, certify that I am the CEO of mPhase Technologies, Inc. named above who signed this AGREEMENT on behalf of said mPhase Technologies, Inc., and that this AGREEMENT was duly signed for and on behalf of said mPhase Technologies, Inc. by authority of its governing body and is within the scope of Corporate powers.

Witness by hand and seal of said mPhase Technologies, Inc. this  day of

Seal of Corporation

Witness (date)

FOR U.S. ARMY ARMAMENT RESEARCH, DEVELOPMENT AND ENGINEERING CENTER:

By:	Date:

Joseph A. Lannon

Director

U.S. Army Armament Research, Development and Engineering Center

ATTN:  AMSRD-AAR-D

Picatinny, NJ  07806-5000

Appendix A

STATEMENT OF WORK

Novel Reserve Cell Technologies and High Sensitivity Magnetometer Technology

1.    BACKGROUND:

mPhase Technologies, Inc. (MPHASE) has developed two technologies that are in the early stages of development that have a potential high interest to ARDEC.  These include a novel reserve micro scaled power cell and a family of MEMS (Micro Electro Mechanical Systems) -based very high sensitivity magnetometers.  These technologies have broad application to a number of current and forward looking programs that ARDEC manages.  mPhase Technologies, Inc. has expertise in technologies that lends itself to forming a collaborative working agreement with the Advanced Precision Concepts Branch at ARDEC to move the technology to higher TRL steps so that they could be used for next generation of guidance systems to enable capabilities of providing information to close the feedback loop and satisfy needed bandwidth requirements for appropriate control authority and maneuver response.

MPHASE also complements the programs by having local access to development and clean room prototyping facilities located in New Jersey that are not available to ARDEC for the prototyping and test effort.  Both the battery and magnetometer technologies have very strong synergistic cross over functionality for both defense and commercial applications, which will ultimately allow defense applications using the designs to benefit for reduced design and manufacturing costs.

The Novel Reserve Cell Technology being developed by MPHASE provides a capability to integrate a reserve type cell on a chip or it could be scaled up to other applications. In principle, such a battery could be manufactured using similar technologies to those that are used to make integrated circuits. In addition this battery would provide the capability to be electrically initiated when needed. Also, this battery technology could provide various voltage levels without the need for electrical regulation because it can be made to have various tapping points for its voltage output.

2.    OBJECTIVE:

Through cooperative research and development, the Parties intend to demonstrate the application of the technologies described and study how such technologies would perform in high “G” environments. MPHASE and ARDEC plan on conducting an ongoing series of tests to characterize the devices in both laboratory and gun launch environments.  These tests would encompass subjecting the devices to g-force air gun environments, measurements of electrical and physical characteristics under various launch environments to combine magnetometer information with inertia sensor information to develop advanced Guidance Control and Navigation algorithms resilient to GPS outages.

3.    APPROACH:

ARDEC will utilize their test facilities to help mPhase Technologies, Inc. characterize these devices for high-G survivability and the other applications listed below.

Common tests for both devices are:

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Air-gun tests for gun survivability with shock, for both low and high G force levels mimicking conditions experienced by gun-fired munitions.

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Flight tests to monitor the survivability and performance at high G forces.

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Vibration testing.

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Temperature/Humidity testing.

NanoBattery Testing:

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Battery activation/triggering methodology.

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Time to full power.

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Integration into the existing and prototype devices of interest to the Army.

Magnetometer Testing:

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Data fusion with GPS and other sensors.

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Sensitivity testing against commercially available magnetometers.

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Test when GPS is unavailable.

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Test positional accuracy.

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Performance testing when vehicular mounted.

Appendix B

RESOURCE ESTIMATE OF THE PARTIES

Novel Reserve Cell Technologies and High Sensitivity Magnetometer Technology

MPHASE will provide:

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Technical staff to design, build, modify devices under consideration

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Lab and clean room facilities to build and modify test devices

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Prior art background technical expertise in subject areas under consideration

ARDEC will provide:

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Testing facilities, engineering staff support to run testing tools and technical staff support to enter into collaborative technical exchanges with representative(s) from MPHASE